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                                 EXHIBIT 99.1

                          FRIEDE GOLDMAN HALTER, INC.



                                                                   PRESS RELEASE
                                                           For immediate release

                   FRIEDE GOLDMAN HALTER AND OCEAN RIG SIGN
                             COOPERATION AGREEMENT

GULFPORT, MS, December 1, 2000 - Friede Goldman Halter, Inc. (NYSE: FGH) and Ocean Rig ASA today announced that they have executed a Cooperation Agreement related to the completion and delivery of Ocean Rig's Bingo 9000-1 and Bingo 9000-2 offshore drilling rigs which are currently being outfitted at Friede Goldman Offshore's Pascagoula, Mississippi shipyard.

The agreement is the result of the joint effort of Friede Goldman and Ocean Rig to develop a mutually acceptable plan and schedule for completion and delivery of the two fifth-generation rigs, and marks an important step as the two rigs near completion. As of November 12, 2000, Bingo 9000-1 is 95% completed and Bingo 9000-2 is 79% completed. As previously reported by Friede Goldman, Bingo 9000-1 is expected to leave the shipyard for commissioning and sea trials in January 2001 and Bingo 9000-2 will be ready to leave the shipyard in April 2001. The agreement establishes new delivery dates for the rigs, with a delivery date for Bingo 9000-1 set for March 1, 2001, and a delivery date for Bingo 9000-2 set for June 1, 2001. These delivery dates are within the range previously determined by Umoe, the independent firm hired in January 2000 by the two companies to monitor and evaluate, on an on-going basis, the completion of the two rigs.

The agreement contains several incentives to ensure timely completion and delivery of the two rigs and waives Ocean Rig's entitlement to liquidated damages for previous delays. Ocean Rig has agreed, as part of this agreement, to allocate additional funds to the project for targeted critical-path activities, such as the installation of certain electrical equipment. In addition, the agreement includes an early completion bonus of $1 million per rig, payable to Friede Goldman if the rigs are delivered to Ocean Rig prior to the new delivery
dates.   The agreement also includes a specific incentive plan targeted to the completion of Bingo 9000-2. According to this plan, Ocean Rig will pay an incentive bonus of up to a total of $5 million to Friede Goldman as Friede Goldman meets certain pre-determined progress targets at the end of each calendar month between now and April 15, 2001.

Under the agreement, each company has agreed, with certain specific exception's to waive claims between the two companies as of the date of this agreement. The two companies will jointly determine when the rigs are ready to leave the shipyard - a crucial step in the preparation of the rigs for final delivery to Ocean Rig. As an indication of its commitment to meet these delivery dates, Friede Goldman has agreed that it will pay liquidated damages to Ocean Rig if the rigs are delivered later than these dates, at a rate of $75,000 per day per rig, to a maximum of $7.5 million per rig.
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Friede Goldman Halter
December 1, 2000
Page 2


Friede Goldman and Ocean Rig are confident that this agreement will help ensure completion and delivery of the two rigs on terms acceptable and beneficial to both companies. They look forward to working together towards successful completion of these two highly advanced rigs.

Friede Goldman Halter is a world leader in the design and manufacture of equipment for the maritime and offshore energy industries. Its operating units are Friede Goldman Offshore (construction, upgrade and repair of drilling units, mobile production units and offshore construction equipment), Halter Marine (construction of ocean-going vessels for commercial and governmental markets), FGH Engineered Products Group (design and manufacture of cranes, winches, mooring systems and marine deck equipment), and Friede & Goldman Ltd. (naval architecture and marine engineering).


           FOR INFORMATION REGARDING THIS OR ANY OF OUR PRESS RELEASES, CONTACT:
                                                                CHRIS CUNNINGHAM
                                 Investor Relations and Corporate Communications
                                                                  (228) 897-4987

*Note: This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of The Securities Act of 1933, as amended, and Section 21 E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Friede Goldman Halter expects, believes or anticipates will or may occur in the future, are forward-looking statements. These statements are based on certain assumptions and analyses made by Friede Goldman International Inc. in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Friede Goldman Halter and which are discussed in Friede Goldman Halter's Registration Statement on Form S-1 and the 1999 Annual Report on Form 10-K. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.*